Exhibit 10.5

AMENDMENT No. 2

TO

EXCLUSIVE LICENSE AND DISTRIBUTION AGREEMENT

This Amendment No. 2 (“Amendment”) to that Exclusive License and Distribution Agreement (the “License Agreement”) entered into as of the 3rd day of August, 2006, by and between REDUCT NV, a company organized and existing under the laws of Belgium, with registered office at Molenberglei 42, 2627 Schelle, Belgium (the “Company”), and GEOSPATIAL MAPPING SYSTEMS, INC., a corporation incorporated under the laws of the State of Delaware, USA, with registered office at 229 Howes Run Road, Sarver, Pennsylvania USA 16055 (“Geospatial”), as modified and extended by that Agreement entered into as of the 6th day June, 2007, by and among the Company, Geospatial and, for the limited purposes set forth therein, DELTA NETWORKS LIMITED SA, and a company incorporated under the laws of Luxembourg and the owner of the outstanding capital stock of the Company (“Delta Networks”), (the “Extension Agreement” and together with the License Agreement, the “Agreement”), and as modified by amendment No 1 entered into as of December 21, 2007 (the “Amendment No 1”), is entered as of March 21, 2008 (the “Effective Date”) by and among Company, Geospatial and, for the limited purposes described herein, Delta Networks and Smith. Any capitalized term used but not defined herein shall have the same meaning as in the Agreement.

RECITALS

A. The parties hereto have entered into the Agreement.

B. The parties hereto desire to amend the Agreement to provide that (i) certain payments due by Geospatial to Reduct be extended, (ii) the term of Delta Networks purchase right to 3 Million shares in Geospatial be extended, (iii) a certain penalty mechanism is automatically triggered in case of Geospatial late payment.

NOW, THEREFORE the parties hereby agree as follows:

AGREEMENT

1. The following payments due under the Agreement to be paid by Geospatial to Reduct shall be extended as outlined below:

a.	Geospatial shall place an order to purchase for an amount of 3,000,000 Euros for the year 2008 before July 15, 2008.

b.

Geospatial shall wire to Reduct a 50 % downpayment towards the order described in 1(a) above in an amount equal to 1,500,000 Euros at the latest by July 15, 2008 which will allow Reduct and Geospatial to start to determine the specific type and number of probes and the design criteria required do develop the high pressure Smart Probes, and which will allow Reduct thereupon to begin production of the probes.

c.	Geospatial shall pay the balance due under this order upon shipping of smart probes.

d.	Geospatial shall pay the 2007 exclusivity (maintenance fee) of 100,000 Euros and the 2008 exclusivity fee of 500,000 Euros (which under the Amendment No 1 was due on March 31, 2008) as follows: 300,000 Euros on April 30, 2008 and 300,000 Euros on May 30, 2008.

e.	In case of any one event of late payment by Geospatial to Reduct under the Agreement and this Amendment (the “Default”) a penalty will be due by Geospatial to Reduct, with automatic effect by the mere event of Geospatial’s Default, consisting of a 20% increase of the amount at initial due date (the “Initial Due Date”).

f.	Delta Networks’ purchase right to 3 Million shares in Geospatial, which was acquired per the Agreement as of the 6th day of June 2007, is hereby and as per the date of this Amendment No 2, extended with 1 year until October 31, 2010.

2. Effect of Amendment. The Agreement is hereby ratified and confirmed in all respects, and all terms, conditions and provisions of the Agreement, except as amended by this Amendment, shall remain in full force and effect. Reduct and/or Delta Networks shall have the right, which Geospatial or Geospatial Corporation hereby accept, to elect appropriate applicable law and jurisdiction to give full effect and consummation of its right under clause 1.e herein.

3. Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same Amendment.

4. Effective Date. This Amendment is made effective as of the Effective Date.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment, or caused this Amendment to be duly executed by their respective authorized officers, as of the day and year first above written.

Date: March 21, 2008

GEOSPATIAL MAPPING SYSTEMS, INC,

By:
Name:	Mark A. Smith
Title:	President

REDUCT NV

By:
Name:
Title:

DELTA NETWORKS LIMITED SA

By:
Name:
Title:

3

By:
Name:	Mark A. Smith
Title:	President

REDUCT NV

By:
Name:	Otto Ballintijn
Title:	Managing Director

DELTA NETWORK LIMITED SA

By: